Exhibit 99.01

News Release

MEDIA CONTACT:	INVESTOR CONTACT:
Nicole Kenyon	Helyn Corcos
Symantec Corp.	Symantec Corp.
415-609-3842	650-527-5523
Nicole_kenyon@symantec.com	hcorcos@symantec.com

Symantec Reports Record Revenue and Double Digit non-GAAP EPS Growth

Highlights:

•	Initiating cash dividend of $0.15 per share equivalent to a 2.5% dividend yield

•	Organic revenue growth in constant currency of 4% in Q4 and 3% in FY13

•	Expansion of constant currency non-GAAP operating margin of 140 basis points in Q4 and 60 basis points in FY13

•	FY13 content, maintenance, and subscription revenue growth of 5% in constant currency

MOUNTAIN VIEW, Calif. – May 7, 2013 – Symantec Corp. (Nasdaq: SYMC) today reported the results of its fourth quarter and fiscal year 2013, ended March 29, 2013. GAAP revenue for the fiscal fourth quarter was $1.748 billion, up 4 percent year-over-year and up 5 percent after adjusting for currency. For the fiscal year, GAAP revenue was $6.906 billion, up 3 percent year-over-year and up 5 percent after adjusting for currency.

“In a year of significant leadership changes and development of a new company strategy, the team remained focused on running the business to deliver better than expected results,” said Steve Bennett, president and chief executive officer, Symantec. “Our focus on operational change and repositioning the business in fiscal year 2014 will set the foundation to drive better execution long-term. Never have I been more optimistic about the opportunity in front of us to make a difference for our employees, customers and shareholders.”

“We achieved better than expected March quarter results driven by double digit growth in our backup business and continued strength in data loss prevention and our other information security products,” said James Beer, executive vice president and chief financial officer, Symantec. “For the fiscal year 2013, we generated record revenue and deferred revenue, expanded non-GAAP operating margins by 60 basis points after adjusting for currency, and delivered double-digit non-GAAP earnings per share growth based on the success of our backup and information security businesses.”

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Symantec Reports Record Revenue and Double Digit non-GAAP EPS Growth

GAAP Results for the Fourth Quarter of Fiscal Year 2013

•	GAAP operating margin was 14.4 percent compared with 11.4 percent for the same quarter last year.

•	GAAP net income was $188 million compared with net income of $559 million for the year-ago period.

•	GAAP diluted earnings per share were $0.26 compared with $0.76 for the year ago quarter.

•	GAAP deferred revenue as of March 29, 2013, was $4.017 billion compared with $3.973 billion as of March 30, 2012, up 1 percent year-over-year and up 3 percent after adjusting for currency.

•	Cash flow from operating activities was $612 million compared with $687 million for the year ago period.

GAAP Results for Fiscal Year 2013

•	GAAP operating margin was 16.3 percent compared with 16.0 percent for fiscal year 2012.

•	GAAP net income for the fiscal year 2013 was $765 million compared with $1.172 billion for fiscal year 2012.

•	GAAP diluted earnings per share for the year were $1.08 compared with $1.57 for fiscal year 2012.

•

Cash flow from operating activities was $1.593 billion compared with $1.901 billion for fiscal year 2012. Capital expenditures totalled $336 million resulting in free cash flow of $1.26 billion for the fiscal year.

The year-over-year change in our GAAP results was as expected and was driven by the completion of the sale of the Huawei Joint Venture in fiscal year 2012.

Non-GAAP Results for the Fourth Quarter of Fiscal Year 2013

•	Non-GAAP operating margin was 23.9 percent compared with 22.2 percent for the same quarter last year.

•	Non-GAAP net income was $314 million, compared to $283 million for the year-ago period, an increase of 11 percent year-over-year.

•	Non-GAAP diluted earnings per share were $0.44 compared with $0.38 for the year-ago quarter, an increase of 16 percent year-over-year.

Non-GAAP Results for the Fiscal Year 2013

•	Non-GAAP operating margin was 25.7 percent, compared with 25.2 percent for fiscal year 2012.

•	Non-GAAP net income for the year was $1.258 billion, compared with $1.201 billion for fiscal year 2012, an increase of 5 percent.

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Symantec Reports Record Revenue and Double Digit non-GAAP EPS Growth

•	Non-GAAP diluted earnings per share were $1.77, compared with $1.61 for the year-ago period, an increase of 10 percent.

Business Segment and Geographic Highlights for the Quarter

•	The Consumer segment represented 30 percent of total revenue and increased 1 percent year-over-year (3 percent after adjusting for currency).

•	The Security and Compliance segment represented 30 percent of total revenue and increased 2 percent year-over-year (4 percent after adjusting for currency).

•	The Storage and Server Management segment represented 36 percent of total revenue and increased 7 percent year-over-year on an actual and currency-adjusted basis.

•	Services represented 4 percent of total revenue and increased 9 percent year-over-year (10 percent after adjusting for currency).

•	International revenue represented 51 percent of total revenue and increased 2 percent year-over-year (4 percent after adjusting for currency).

•	The Europe, Middle East and Africa region represented 28 percent of total revenue and increased 6 percent year-over-year (5 percent after adjusting for currency).

•	The Asia Pacific/Japan revenue represented 18 percent of total revenue and decreased 4 percent year-over-year (increased 1 percent after adjusting for currency).

•	The Americas, including the United States, Latin America and Canada, represented 54 percent of total revenue and increased 6 percent year-over-year on an actual and currency-adjusted basis.

Capital Allocation

Symantec ended the quarter and fiscal year with cash, cash equivalents and short-term investments of $4.75 billion (including $1 billion to be utilized to retire our outstanding convertible debt in June 2013) compared to $3.21 billion for fiscal year 2012, an increase of 48 percent. During the quarter, Symantec repurchased 7 million shares for $125 million at an average price of $20.61. During the fiscal year 2013, the Company repurchased 49 million shares at an average price of $16.98, equivalent to $826 million. At the end of the fourth quarter, Symantec had $1.2 billion remaining for future repurchases in the current board authorized stock repurchase plans.

Symantec’s Board of Directors has declared a quarterly cash dividend of $0.15 per common share to be paid on June 27, 2013 to all shareholders of record as of the close of business on June 19, 2013. The ex-dividend date will be June 17, 2013.

Symantec’s Board of Directors approved the initiation of quarterly cash dividends to its shareholders in January of 2013. Future dividend declarations will be subject to Board approval.

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Symantec Reports Record Revenue and Double Digit non-GAAP EPS Growth

Conference Call

Symantec has scheduled a conference call for 5 p.m. ET/2 p.m. PT today to discuss the results from the fiscal 2013 fourth quarter and fiscal year, ended March 29, 2013, and to review guidance. Interested parties may access the conference call on the Internet at http://www.symantec.com/invest. To listen to the live call, please go to the website at least 15 minutes early to register, download and install any necessary audio software. A replay and script of our officers’ remarks will be available on the investor relations’ home page shortly after the call is completed.

About Symantec

Symantec protects the world’s information, and is the global leader in security, backup and availability solutions. Our innovative products and services protect people and information in any environment – from the smallest mobile device, to the enterprise data center, to cloud-based systems. Our industry-leading expertise in protecting data, identities and interactions gives our customers confidence in a connected world. More information is available at www.symantec.com or by connecting with Symantec at: go.symantec.com/socialmedia.

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NOTE TO EDITORS: If you would like additional information on Symantec Corporation and its products, please visit the Symantec News Room at http://www.symantec.com/news. All prices noted are in U.S. dollars and are valid only in the United States.

Symantec and the Symantec Logo are trademarks or registered trademarks of Symantec Corporation or its affiliates in the U.S. and other countries. Other names may be trademarks of their respective owners.

FORWARD-LOOKING STATEMENTS: This press release contains statements regarding our financial and business results, which may be considered forward-looking within the meaning of the U.S. federal securities laws, including projections of future revenue, earnings per share and deferred revenue, as well as projections of amortization of acquisition-related intangibles and stock-based compensation and restructuring charges. These statements are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from results expressed or implied in this press release. Such risk factors include those related to: general economic conditions; maintaining customer and partner relationships; the anticipated growth of certain market segments, particularly with regard to security and storage; the competitive environment in the software industry; changes to operating systems and product strategy by vendors of operating systems; fluctuations in currency exchange rates; the timing and market acceptance of new product releases and upgrades; the successful development of new products and integration of acquired businesses, and the degree to which these products and businesses gain market acceptance. Actual results may differ materially from those contained in the forward-looking statements in this press release. We assume no obligation, and do not intend, to update these forward-looking statements as a result of future events or developments. Additional information concerning these and other risks factors is contained in the Risk Factors sections of our Form 10-K for the year ended March 30, 2012 and our Current Report on Form 8-K filed on June 11, 2012.

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Symantec Reports Record Revenue and Double Digit non-GAAP EPS Growth

USE OF NON-GAAP FINANCIAL INFORMATION: Our results of operations have undergone significant change due to a series of acquisitions, the impact of stock-based compensation, impairment charges and other corporate events. To help our readers understand our past financial performance and our future results, we supplement the financial results that we provide in accordance with generally accepted accounting principles, or GAAP, with non-GAAP financial measures. The method we use to produce non-GAAP results is not computed according to GAAP and may differ from the methods used by other companies. Our non-GAAP results are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. Our management regularly uses our supplemental non-GAAP financial measures internally to understand, manage and evaluate our business and make operating decisions. These non-GAAP measures are among the primary factors management uses in planning for and forecasting future periods. Investors are encouraged to review the reconciliation of our non-GAAP financial measures to the comparable GAAP results, which is attached to our quarterly earnings release and which can be found, along with other financial information, on the investor relations’ page of our website at www.symantec.com/invest.

SYMANTEC CORPORATION

Condensed Consolidated Balance Sheets

(In millions, unaudited)

	March 29,	March 30,
	2013	2012 (1)
ASSETS
Current assets:
Cash and cash equivalents	$4,685	$3,162
Short-term investments	62	49
Trade accounts receivable, net	1,031	940
Inventories	24	28
Deferred income taxes	198	205
Other current assets	315	249

Total current assets	6,315	4,633

Property and equipment, net	1,122	1,100
Intangible assets, net	977	1,337
Goodwill	5,841	5,826
Other long-term assets	124	124

Total assets	$14,379	$13,020

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$334	$324
Accrued compensation and benefits	422	416
Deferred revenue	3,496	3,444
Current portion of long-term debt	997	—
Other current liabilities	313	321

Total current liabilities	5,562	4,505

Long-term debt	2,094	2,039
Long-term deferred revenue	521	529
Long-term deferred tax liabilities	403	288
Long-term income taxes payable	318	393
Other long-term obligations	60	94

Total liabilities	8,958	7,848

Total Symantec Corporation stockholders’ equity	5,421	5,094

Noncontrolling interest in subsidiary	—	78

Total stockholders’ equity	5,421	5,172

Total liabilities and stockholders’ equity	$14,379	$13,020

(1)	Derived from audited consolidated financial statements.

SYMANTEC CORPORATION

Condensed Consolidated Statements of Income

(In millions, except per share data, unaudited)

			Year-Over-Year
	Three Months Ended		Growth Rate
	March 29,	March 30,		Constant
	2013	2012	Actual	Currency(1)
Net revenue:
Content, subscription, and maintenance	$1,527	$1,470	4%	5%
License	221	211	5%	6%

Total net revenue	1,748	1,681	4%	5%

Cost of revenue:
Content, subscription, and maintenance	265	248
License	27	15
Amortization of intangible assets	16	24

Total cost of revenue	308	287	7%	7%

Gross profit	1,440	1,394	3%	4%

Operating expenses:
Sales and marketing	697	741
Research and development	267	241
General and administrative	114	113
Amortization of intangible assets	71	72
Restructuring and transition	40	31
Impairment of intangible assets	—	4

Total operating expenses	1,189	1,202	-1%	0%

Operating income	251	192	31%	31%

Interest income	3	3
Interest expense	(37)	(28)
Other income (expense), net	12	(2)
Gain from sale of joint venture	—	526

Income before income taxes	229	691	-67%	N/A

Provision for income taxes	41	132

Net income attributable to Symantec Corporation stockholders	$188	$559	-66%	N/A

Net income per share attributable to Symantec Corporation stockholders —basic	$0.27	$0.77
Net income per share attributable to Symantec Corporation stockholders —diluted	$0.26	$0.76
Weighted-average shares outstanding attributable to Symantec Corporation stockholders — basic	693	728
Weighted-average shares outstanding attributable to Symantec Corporation stockholders — diluted	714	736

(1)	Management refers to growth rates adjusting for currency so that the business results can be viewed without the impact of fluctuations in foreign currency exchange rates. We compare the percentage change in the results from one period to another period in order to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the actual exchange rates in effect during the respective prior periods.

SYMANTEC CORPORATION

Condensed Consolidated Statements of Income

(In millions, except per share data, unaudited)

			Year-Over-Year
	Year Ended		Growth Rate
	March 29,	March 30,		Constant
	2013	2012	Actual	Currency(1)
Net revenue:
Content, subscription, and maintenance	$6,021	$5,823	3%	5%
License	885	907	-2%	0%

Total net revenue	6,906	6,730	3%	5%

Cost of revenue:
Content, subscription, and maintenance	1,017	943
License	89	48
Amortization of intangible assets	69	91

Total cost of revenue	1,175	1,082	9%	9%

Gross profit	5,731	5,648	1%	4%

Operating expenses:
Sales and marketing	2,735	2,814
Research and development	1,012	969
General and administrative	450	437
Amortization of intangible assets	286	289
Restructuring and transition	125	56
Impairment of intangible assets	—	4

Total operating expenses	4,608	4,569	1%	3%

Operating income	1,123	1,079	4%	8%

Interest income	12	13
Interest expense	(139)	(115)
Other income (expense), net	27	(6)
Loss from joint venture	—	(27)
Gain from sale of joint venture	—	526

Income before income taxes	1,023	1,470	-30%	N/A

Provision for income taxes	258	298

Net income attributable to Symantec Corporation stockholders	$765	$1,172	-35%	N/A

Net income per share attributable to Symantec Corporation stockholders —basic	$1.09	$1.58
Net income per share attributable to Symantec Corporation stockholders —diluted	$1.08	$1.57
Weighted-average shares outstanding attributable to Symantec Corporation stockholders — basic	701	741
Weighted-average shares outstanding attributable to Symantec Corporation stockholders — diluted	711	748

(1)	Management refers to growth rates adjusting for currency so that the business results can be viewed without the impact of fluctuations in foreign currency exchange rates. We compare the percentage change in the results from one period to another period in order to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the actual exchange rates in effect during the respective prior periods.

SYMANTEC CORPORATION

Condensed Consolidated Statements of Cash Flows

(In millions, unaudited)

	Year Ended
	March 29,	March 30,
	2013	2012 (1)
OPERATING ACTIVITIES:
Net income	$765	$1,172
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	283	273
Amortization of intangible assets	355	380
Amortization of debt issuance costs and discounts	60	59
Stock-based compensation expense	164	164
Impairment of intangible assets	—	4
Deferred income taxes	44	15
Net gain from sale of joint venture	—	(526)
Loss from joint venture	—	27
Liquidation of foreign entities	—	3
Other	5	(9)
Net change in assets and liabilities, excluding effects of acquisitions:
Trade accounts receivable, net	(107)	89
Inventories	4	2
Accounts payable	33	30
Accrued compensation and benefits	12	(31)
Deferred revenue	119	177
Income taxes payable	(31)	39
Other assets	(68)	(14)
Other liabilities	(45)	47

Net cash provided by operating activities	1,593	1,901

INVESTING ACTIVITIES:
Purchases of property and equipment	(336)	(286)
Cash payments for acquisitions, net of cash acquired	(28)	(508)
Purchases of equity investments	—	(10)
Proceeds from sale of joint venture	—	530
Purchases of short-term investments	—	(47)
Proceeds from sale of short-term investments	46	3
Other	(1)	—

Net cash used in investing activities	(319)	(318)

FINANCING ACTIVITIES:
Net proceeds from sales of common stock under employee stock benefit plans	281	147
Excess income tax benefit from the exercise of stock options	11	8
Tax payments related to restricted stock units	(36)	(41)
Repurchases of common stock	(826)	(893)
Purchase of additional equity interest in subsidiary	(111)	—
Repayments of debt and other obligations	—	(607)
Proceeds from debt issuance, net of discount	996	—
Debt issuance costs	(7)	—

Net cash provided by (used in) financing activities	308	(1,386)

Effect of exchange rate fluctuations on cash and cash equivalents	(59)	15

Change in cash and cash equivalents	1,523	212
Beginning cash and cash equivalents	3,162	2,950

Ending cash and cash equivalents	$4,685	$3,162

(1)	Derived from audited consolidated financial statements.

SYMANTEC CORPORATION

Reconciliation of Selected GAAP Measures to Non-GAAP Measures (1)

(In millions, except per share data, unaudited)

							Year-Over-Year
	Three Months Ended						Non- GAAP Growth Rate
	March 29, 2013			March 30, 2012				Constant
	GAAP	Adj	Non-GAAP	GAAP	Adj	Non-GAAP	Actual	Currency(2)
Net revenue:	$1,748	N/A	$1,748	$1,681	N/A	$1,681	4%	5%

Gross profit:	$1,440	$19	$1,459	$1,394	$28	$1,422	3%	4%
Stock-based compensation		3			4
Amortization of intangible assets		16			24

Gross margin %	82.4%		83.5%	82.9%		84.6%	-110 bps	-90 bps

Operating expenses:	$1,189	$147	$1,042	$1,202	$153	$1,049	-1%	1%
Stock-based compensation		36			37
Amortization of intangible assets		71			72
Restructuring and transition		40			31
Impairment of intangible assets		—			4
Acquisition/divestiture-related expenses		—			1
Settlements of litigation		—			8

Operating expenses as a % of revenue	68.0%		59.6%	71.5%		62.4%	-280 bps	-240 bps

Operating income	$251	$166	$417	$192	$181	$373	12%	12%

Operating margin %	14.4%		23.9%	11.4%		22.2%	170 bps	140 bps

Net income:	$188	$126	$314	$559	$(276)	$283	11%	N/A
Gross profit adjustment		19			28
Operating expense adjustment		147			153
Non-cash interest expense		15			14
Gain on sale of joint venture		—			(526)
China VAT refund		(2)			—
Income tax effect on above items		(46)			61
Tax related adjustments:
Release of pre-acquisition tax contingencies		(7)			(6)

Diluted net income per share attributable to Symantec Corporation stockholders	$0.26	$0.18	$0.44	$0.76	$(0.38)	$0.38	16%	N/A

Diluted weighted-average shares outstanding attributable to Symantec Corporation stockholders	714		714	736		736	-3%	N/A

(1)	This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated financial measures prepared in accordance with GAAP. For a detailed explanation of these non-GAAP measures, please see Symantec’s Explanation of Non-GAAP Measures in Appendix A.
(2)	Management refers to growth rates adjusting for currency so that the business results can be viewed without the impact of fluctuations in foreign currency exchange rates. We compare the percentage change in the results from one period to another period in order to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the actual exchange rates in effect during the respective prior periods.

SYMANTEC CORPORATION

Revenue and Deferred Revenue Detail (1)

(In millions, unaudited)

	Three Months Ended
	March 29, 2013	March 30, 2012
GAAP Revenue
Content, subscription, and maintenance	$1,527	$1,470
License	221	211

Total Revenue	$1,748	$1,681

GAAP Revenue Y/Y Growth Rate
Content, subscription, and maintenance	4%	6%
License	5%	-26%

Total Y/Y Growth Rate	4%	0%

GAAP Revenue Y/Y Growth Rate in Constant Currency
Content, subscription, and maintenance	5%	7%
License	6%	-26%

Total Y/Y Growth Rate in Constant Currency	5%	1%

GAAP Revenue by Segment (2)
Consumer	$530	$523
Security and Compliance	513	502
Storage and Server Management	634	591
Services	71	65
GAAP Revenue by Segment: Y/Y Growth Rate (2)
Consumer	1%	2%
Security and Compliance	2%	8%
Storage and Server Management	7%	-6%
Services	9%	-3%
GAAP Revenue by Segment: Y/Y Growth Rate in Constant Currency (2)
Consumer	3%	2%
Security and Compliance	4%	9%
Storage and Server Management	7%	-5%
Services	10%	-4%
GAAP Revenue by Geography
International	$897	$876
US	851	805
Americas (U.S., Latin America, Canada)	957	903
EMEA	483	457
Asia Pacific & Japan	308	321
GAAP Revenue by Geography: Y/Y Growth Rate
International	2%	4%
US	6%	-3%
Americas (U.S., Latin America, Canada)	6%	-1%
EMEA	6%	-5%
Asia Pacific & Japan	-4%	15%
GAAP Revenue by Geography: Y/Y Growth Rate in Constant Currency
International	4%	5%
US	6%	-3%
Americas (U.S., Latin America, Canada)	6%	-1%
EMEA	5%	-1%
Asia Pacific & Japan	1%	13%

GAAP Deferred Revenue	$4,017	$3,973

GAAP Deferred Revenue Y/Y Growth Rate	1%	4%

GAAP Deferred Revenue Y/Y Growth Rate in Constant Currency	3%	5%

(1)	Management refers to growth rates adjusting for currency so that the business results can be viewed without the impact of fluctuations in foreign currency exchange rates. We compare the percentage change in the results from one period to another period in order to provide a framework for assessing how our underlying businesses performed. To exclude the effects of foreign currency rate fluctuations, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the actual exchange rates in effect during the respective prior periods (or, in the case of deferred revenue, converted into United States dollars at the actual exchange rate in effect at the end of the prior period).
(2)	Excluded from this table is our Other segment which is comprised of sunset products nearing the end of their life cycle. The Other segment also includes certain general and administrative expenses; amortization of intangible assets; stock-based compensation expense; restructuring and transition expenses; and certain indirect costs that are not charged to the other operating segments.

SYMANTEC CORPORATION

Operating Margin by Segment Detail (1)

(Unaudited)

	Three Months Ended
	March 29, 2013	March 30, 2012
GAAP Operating Margin by Segment
Consumer	49%	48%
Security and Compliance	28%	23%
Storage and Server Management	36%	34%
Services	14%	18%

(1)	Excluded from this table is our Other segment which is comprised of sunset products nearing the end of their life cycle. The Other segment also includes certain general and administrative expenses; amortization of intangible assets; stock-based compensation expense; restructuring and transition expenses; and certain indirect costs that are not charged to the other operating segments.

SYMANTEC CORPORATION

Explanation of Non-GAAP Measures

Appendix A

The non-GAAP financial measures included in the tables adjust for the following items: business combination accounting entries, stock-based compensation expense, restructuring and transition charges, charges related to the amortization of intangible assets, impairments of assets and certain other items. We believe the presentation of these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provides meaningful supplemental information regarding the Company’s operating performance for the reasons discussed below. Our management uses these non-GAAP financial measures in assessing the Company’s operating results, as well as when planning, forecasting and analyzing future periods. We believe that these non-GAAP financial measures also facilitate comparisons of the Company’s performance to prior periods and to our peers and that investors benefit from an understanding of these non-GAAP financial measures.

Stock-based compensation: Consists of expenses for employee stock options, restricted stock units, restricted stock awards, performance based awards and our employee stock purchase plan determined in accordance with the authoritative guidance on stock-based compensation. When evaluating the performance of our individual business units and developing short and long term plans, we do not consider stock-based compensation charges. Our management team is held accountable for cash-based compensation, but we believe that management is limited in its ability to project the impact of stock-based compensation and accordingly is not held accountable for its impact on our operating results. Although stock-based compensation is necessary to attract and retain quality employees, our consideration of stock-based compensation places its primary emphasis on overall shareholder dilution rather than the accounting charges associated with such grants. In addition, for comparability purposes, we believe it is useful to provide a non-GAAP financial measure that excludes stock-based compensation in order to better understand the long-term performance of our core business and to facilitate the comparison of our results to the results of our peer companies. Furthermore, unlike cash-based compensation, the value of stock-based compensation is determined using complex formulas that incorporate factors, such as market volatility, that are beyond our control.

	Three months ended
	March 29,	March 30,
	2013	2012
Cost of revenue	$3	$4
Sales and marketing	16	18
Research and development	13	13
General and administrative	7	6

Total stock-based compensation	$39	$41

Amortization of intangible assets: When conducting internal development of intangible assets, accounting rules require that we expense the costs as incurred. In the case of acquired businesses, however, we are required to allocate a portion of the purchase price to the accounting value assigned to intangible assets acquired and amortize this amount over the estimated useful lives of the acquired intangible assets. The acquired company, in most cases, has itself previously expensed the costs incurred to develop the acquired intangible assets, and the purchase price allocated to these assets is not necessarily reflective of the cost we would incur in developing the intangible asset. We eliminate these amortization charges from our non-GAAP operating results to provide better comparability of pre- and post-acquisition operating results and comparability to results of businesses utilizing internally developed intangible assets.

Restructuring and transition: We have engaged in various restructuring and transition activities over the past several years that have resulted in costs associated with severance, facilities costs, and transition and other related costs. Transition and other related costs consist of severance costs associated with acquisition integrations in efforts to streamline our business operations, consulting charges associated with the implementation of a new Enterprise Resource Planning system, and costs related to the outsourcing of certain back office functions. Each restructuring and transition activity has been a discrete event based on a unique set of business objectives or circumstances, and each has differed from the others in terms of its operational implementation, business impact and scope. We do not engage in restructuring or transition activities in the ordinary course of business. While our operations previously benefited from the employees and facilities covered by our various restructuring charges, these employees and facilities have benefited different parts of our business in different ways, and the amount of these charges has varied significantly from period to period. We believe that it is important to understand these charges and, we believe that investors benefit from excluding these charges from our operating results to facilitate a more meaningful evaluation of current operating performance and comparisons to past operating performance.

Impairment of intangible assets: During the fourth quarter of fiscal 2012, we recorded an impairment loss of $4 million, resulting from lower than expected future cash flows of non-core brand names. This impairment loss was primarily due to increased focus on using the Symantec and Norton brands rather than non-core brands in go-to-market efforts. We do not believe that these charges are indicative of future operating results. We believe that investors benefit from excluding these charges from our operating results to facilitate a more meaningful evaluation of current operating performance and comparisons to past operating performance.

Acquisition/divestiture-related expenses: The authoritative guidance on business combinations requires us to record in the statement of income, certain items that at the time of an acquisition would have been recorded to goodwill under the old authoritative guidance. We have excluded the effect of acquisition-related expenses from our non-GAAP operating expenses and net income measures. We incurred expenses in connection with our acquisitions, which we generally would not have otherwise incurred in the periods presented as a part of our continuing operations. Acquisition/divestiture-related expenses consist of professional service expenses. We believe it is useful for investors to understand the effects of these items on our operations. Although acquisition/divestiture-related expenses generally diminish over time with respect to past transactions, we generally will incur these expenses in connection with any future transactions.

Settlements of litigation: From time to time we are party to legal settlements. We exclude the impact of these settlements because we do not consider these settlements to be part of the ongoing operation of our business and because of the singular nature of the claims underlying the matter.

Non-cash interest expense: Effective April 4, 2009, we adopted authoritative guidance on convertible debt instruments, which changed the method of accounting for our convertible notes. Under this authoritative guidance, our EPS and net income calculated in accordance with GAAP have been reduced as a result of recognizing incremental non-cash interest expense. We believe it is useful to provide a non-GAAP financial measure that excludes this incremental non-cash interest expense in order to better understand the long-term performance of our core business and to facilitate the comparison of our results to the results of our peer companies.

Gain on sale of joint venture: On March 30, 2012, we sold our 49% ownership interest in the joint venture to Huawei for $530 million in cash (less costs associated with the sale of the joint venture of $4 million). The Company’s management excludes this gain when evaluating its ongoing performance and therefore has excluded this gain when presenting non-GAAP financial measures.

China VAT refund: During the third quarter of fiscal 2013, we received a tax incentive from the China tax bureau in the form of value-added tax (“VAT”) refunds. The tax incentive is provided to software companies that perform research and development activities with respect to software in China. The refunds relate to VAT collected on qualifying software product sales during the periods from January 2011 through December 2012. This tax incentive plan was updated late in 2011 and it enabled companies to retrospectively apply the incentive back to January 2011. To maintain comparability of results across periods, we have excluded from our non-GAAP financial measures the portion of the refund representing periods ended prior to the third quarter of fiscal 2013.

Release of pre-acquisition tax contingencies: During the fourth quarter of fiscal 2012, we remeasured certain tax accruals related to pre-acquisition contingencies. As a result, we realized benefits to GAAP net income of $7 million and non-GAAP net income of $1 million. The non-GAAP benefit was due to the reversal of accrued interest recorded in our income statement during our post acquisition periods. Accordingly, the amount of this accrual has not been excluded from Symantec’s non-GAAP results.

During the fourth quarter of fiscal 2013, we recorded a benefit to GAAP net income of $7 million for the state impacts of the VERITAS 2002-2005 final closing agreement. The benefit has been excluded from our non-GAAP results as it relates to a pre-acquisition contingency.